SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 24, 2002

CORE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30567	88-0422308
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

2148 1/2 W Sunset Boulevard

Los Angeles, California 90026

(Address of principal executive offices)

(213) 483-7044

(Issuer's Telephone Number)

Premier Axium ASP, Inc.

(Former Name and Address, if changed since last report)

Item 5. Other Events

On October 16, 2002, the Board of Directors approved a reverse split of the issued and outstanding common stock on a one new share for 25 thousand old shares basis. Any fractional shares will be rounded up. Effective date of the Reverse Split is October 23, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE SOLUTIONS, INC.

/s/ Christine Favara

Christine Favara, President, CEO

Dated: October 24, 2002